UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 21, 2025

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-15295	25-1843385
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
	1049 Camino Dos Rios Thousand Oaks, California	91360-2362
	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (805) 373-4545
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name on each exchange on which registered
Common Stock, par value $.01 per share	TDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On October 22, 2025, Teledyne Technologies Incorporated ("Teledyne") issued a press release with respect to its third quarter 2025 financial results. That press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference. The information furnished pursuant to this Item 2.02 shall in no way be deemed to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On October 21, 2025, Teledyne announced that, effective October 21, 2025, Teledyne's Board of Directors fixed the number of directors at 12 and appointed Laura A. Black as a Class I Director and George C. Bobb III, as a Class II Director, each for a term expiring at the 2027 Annual Meeting of Stockholders.

Mr. Bobb, age 51, has been Teledyne’s President and Chief Executive Officer since April 28, 2025.

Ms. Black, age 64, has served as a Managing Director of Needham & Company, LLC, a full-service investment banking firm since 1999. Ms. Black will become a member of the Audit Committee and the Nominating and Governance Committee of the Teledyne Board.

As a non-employee director, Ms. Black will be entitled to receive an annual retainer fee, currently $110,000, which annual fee is payable in two equal installments on or about January 1 and July 1 of each year. Each non-employee director is also automatically granted a restricted stock unit award on the date of the Annual Meeting of Stockholders equal to $210,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole unit share.

If a person such as Ms. Black becomes a non-employee director for the first time on a date other than an Annual Meeting date, such nonemployee director will paid a prorated portion of the annual retainer fee based on the number of days of service for such calendar year and automatically be granted an award of restricted stock units, effective as of the date of becoming a director, equal to $105,000 divided by the fair market value of a share of Teledyne common stock on the date of grant, rounded down to the nearest whole share.

The restricted stock unit award vests on the earlier of (a) one year after the date of grant, (b) upon a separation of the director from board service, or (c) upon a change of control. Shares of stock underlying the restricted stock award will be issued upon vesting unless the director elects to defer issuance until such time as the director separates from board service.

A press release dated October 21, 2025, announcing the appointment of Ms. Black and Mr. Bobb as new members of Teledyne’s Board of Directors is included as Exhibit 99.2, to this report.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press Release announcing third quarter 2025 financial results dated October 22, 2025
Exhibit 99.2	Press Release announcing appointment of George C. Bobb III and Laura Black to Teledyne's Board of Directors dated October 21, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:	/s/ Stephen F. Blackwood
Stephen F. Blackwood
Executive Vice President and Chief Financial Officer
Dated: October 22, 2025